Exhibit 99.1
NEWS RELEASE
APA Corporation Announces Fourth-Quarter and Full-Year 2025
Financial and Operational Results

Fourth-quarter and full-year 2025 highlights
•Reported production of 460,000 barrels of oil equivalent (BOE) per day in the fourth quarter; adjusted production, which excludes Egypt noncontrolling interest and tax barrels, was 387,000 BOE per day;
•Delivered U.S. oil production of 132,000 barrels per day in the fourth quarter, driven by improved run-time, incremental completion activity, and milder-than-normal weather; grew Egypt gross gas production by approximately 10% year-over-year;
•Completed comprehensive assessment of Permian inventory, validating approximately 10 years of economic inventory with substantial technical upside;
•In the fourth quarter, generated $808 million net cash provided by operating activities, $425 million of free cash flow and $1.2 billion of adjusted EBITDAX;
•For full-year 2025, delivered $4.5 billion net cash provided by operating activities, $1.0 billion of free cash flow and $5.4 billion of adjusted EBITDAX;
•Reduced total debt to less than $4.5 billion and net debt to less than $4 billion at year-end; returned $640 million to shareholders in 2025, representing more than 60% of free cash flow; and
•Achieved $350 million in run-rate controllable spend savings by year-end 2025, two years earlier than initially anticipated. Now targeting $450 million run-rate controllable spend savings by year-end 2026.

2026 outlook
•Planned total upstream capital of $2.1 billion, a 10% reduction compared to 2025; includes $230 million for GranMorgu development and $70 million for exploration in Suriname Block 58 and Alaska; and
•Total adjusted production expected to be 371,000 BOE per day; a year-over-year decline primarily driven by North Sea, U.S. gas volumes and asset sales.

HOUSTON, Feb. 25, 2026 – APA Corporation (Nasdaq: APA) today announced its financial and operational results for the fourth-quarter and full-year 2025.
During the fourth-quarter 2025, APA reported net income attributable to common stock of $279 million, or $0.79 per share on a fully diluted basis. When adjusted for certain items that impact the comparability of results, APA’s fourth-quarter earnings totaled $324 million or $0.91 on a diluted share basis.

Fourth-quarter reported production was 460,000 BOE per day and adjusted production, which excludes Egypt noncontrolling interest and tax barrels, was 387,000 BOE per day. U.S. oil production averaged 132,000 barrels per day in the quarter, reflecting incremental completion activity, improved run-time and milder-than-normal weather.
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APA CORPORATION ANNOUNCES FOURTH-QUARTER AND FULL-YEAR 2025
FINANCIAL AND OPERATIONAL RESULTS — PAGE 2 of 5
In the fourth quarter, adjusted EBITDAX was $1.2 billion, free cash flow totaled $425 million and APA returned $154 million to shareholders through dividends and share repurchases.

For the full-year 2025, reported production averaged 464,000 BOE per day and adjusted production averaged 392,000 BOE per day. Further adjusted for non-core U.S. asset sales, full-year 2025 adjusted production averaged 386,000 BOE per day. 2025 adjusted EBITDAX was $5.4 billion, free cash flow totaled $1.0 billion, and APA returned $640 million through dividends and share repurchases. At year-end 2025, APA’s net debt was under $4.0 billion.

CEO commentary

“The progress we delivered in 2025 reflects a fundamental transformation of APA’s base business over the past several years. We have high-graded the portfolio, significantly reduced our cost structure, strengthened the balance sheet, and further advanced our exploration efforts, resulting in a more focused, resilient, and capital-efficient company,” said John J. Christmann IV, APA’s CEO.
Permian inventory update
The company completed a comprehensive assessment of its Permian inventory position, highlighting 10 years of economic inventory at its current cost structure and validating significant technical upside. “During the year, we conducted a thorough review of our Permian Basin inventory, incorporating our improved cost structure,” said Christmann. “This work confirmed the depth and quality of our drilling opportunities and validated substantial upside potential. It also increased our confidence in our ability to sustain oil production for the next decade while delivering competitive capital efficiency.”
2026 capital budget and outlook

APA plans to invest $2.1 billion in total upstream capital, a 10% reduction versus 2025, reflecting momentum from ongoing cost savings and lower Permian activity. This includes $230 million for the GranMorgu development and $70 million for exploration.

U.S. oil production is expected to average 120,000 to 122,000 barrels per day, a slight improvement from the preliminary outlook provided in November. Permian development capital is expected to be $1.2 billion, plus an additional investment of $100 million toward projects designed to sustainably reduce LOE over time.

APA CORPORATION ANNOUNCES FOURTH-QUARTER AND FULL-YEAR 2025
FINANCIAL AND OPERATIONAL RESULTS — PAGE 3 of 5
In Egypt, gross production is expected to slightly grow year-over-year, with gas production expected to grow 13% to 15%, reflecting an increasing shift to more gas-focused drilling activity. Adjusted production is expected to remain consistent at 72,000 BOE per day. These figures include impacts related to the recent withdrawal from a non-core concession outside of the Merged Concession Area.

“Turning to 2026, our strategic priorities are clear, and our capital plan is disciplined. We will sustain operational momentum, further reduce our cost structure, continue strengthening our balance sheet, and invest in the future through exploration,” concluded Christmann.

Year-end 2025 proved reserves

Worldwide estimated proved reserves grew 9% to 1,056 million BOE at year-end 2025, of which 734 million BOE were classified as proved developed.

Conference call

APA will host a conference call to discuss its fourth-quarter and full-year 2025 results at 10 a.m. Central time, Thursday, Feb. 26. The conference call will be webcast from APA’s website, www.apacorp.com and investor.apacorp.com. Following the conference call, a replay will be available for one year on the “Investors” page of the company’s website.

About APA

APA Corporation owns consolidated subsidiaries that explore for and produce oil and natural gas in the United States, Egypt and the United Kingdom and that explore for oil and natural gas offshore Suriname and elsewhere. APA posts announcements, operational updates, investor information and press releases on its website, www.apacorp.com.

Additional information

Additional information follows, including reconciliations of adjusted earnings, adjusted EBITDAX, upstream capital investment, net debt, cash flows from operations before changes in operating assets and liabilities, and free cash flow (non-GAAP financial measures) to GAAP measures and information regarding adjusted production. APA’s quarterly supplement is available at http://www.apacorp.com/financialdata.

APA CORPORATION ANNOUNCES FOURTH-QUARTER AND FULL-YEAR 2025
FINANCIAL AND OPERATIONAL RESULTS — PAGE 4 of 5
Non-GAAP financial measures

APA’s financial information includes information prepared in conformity with generally accepted accounting principles (GAAP) as well as non-GAAP financial information. It is management’s intent to provide non-GAAP financial information to enhance understanding of our consolidated financial information as prepared in accordance with GAAP. Adjusted earnings, adjusted EBITDAX, upstream capital investment, net debt, cash flows from operations before changes in operating assets and liabilities and free cash flow are non-GAAP measures. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure.

Forward-looking statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “continues,” “could,” “estimates,” “expects,” “goals,” “guidance,” “may,” “might,” “outlook,” “possibly,” “potential,” “projects,” “prospects,” “should,” “upside,” “will,” “would,” and similar references to future periods, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements about future plans, expectations, and objectives for operations, including statements about our capital plans, drilling plans, production expectations, asset sales, monetizations, and inventory quantity, life, and quality. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See “Risk Factors” in APA’s Form 10-K for the year ended December 31, 2024, in our quarterly reports on Form 10-Q, and in APA’s Form 10-K for the year ended December 31, 2025, when filed, for a discussion of risk factors that affect our business. Any forward-looking statement made in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. APA and its subsidiaries undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future development or otherwise, except as may be required by law.

APA CORPORATION ANNOUNCES FOURTH-QUARTER AND FULL-YEAR 2025
FINANCIAL AND OPERATIONAL RESULTS — PAGE 5 of 5
Cautionary note to investors

The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable, and possible reserves that meet the SEC’s definitions for such terms. APA may use certain terms in this news release, such as “resources,” “potential resources,” “resource potential,” “estimated net reserves,” “recoverable reserves,” and other similar terms that the SEC guidelines strictly prohibit APA from including in filings with the SEC. Such terms do not take into account the certainty of resource recovery, which is contingent on exploration success, technical improvements in drilling access, commerciality, and other factors, and are therefore not indicative of expected future resource recovery and should not be relied upon. Investors are urged to consider carefully the disclosure in APA’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2024, and APA’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2025, when filed, available from APA at www.apacorp.com or by writing APA at: 2000 W. Sam Houston Pkwy. S., Suite. 200, Houston, TX 77042 (Attn: Corporate Secretary). You can also obtain this report from the SEC by calling 1-800-SEC-0330 or from the SEC’s website at www.sec.gov.

Contacts

Investor: (281) 302-2286
Media:  (713) 296-7276
Website: www.apacorp.com

APA-F

-end-

APA CORPORATION
STATEMENT OF CONSOLIDATED OPERATIONS
(Unaudited)
(In millions, except per share data)

	For the Quarter Ended		For the Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
REVENUES AND OTHER:
Oil, natural gas, and natural gas liquids production revenues
Oil revenues	$1,358	$1,830	$5,809	$6,966
Natural gas revenues	161	170	770	584
Natural gas liquids revenues	149	189	650	646
	1,668	2,189	7,229	8,196
Purchased oil and gas sales	323	523	1,691	1,541
Total revenues	1,991	2,712	8,920	9,737
Derivative instrument gains (losses), net	(66)	7	(53)	(10)
Gain on divestitures, net	16	5	301	289
Gains (losses) on previously sold Gulf of America properties	60	(190)	60	(273)
Other, net	(23)	(32)	(8)	(6)
	1,978	2,502	9,220	9,737
OPERATING EXPENSES:
Lease operating expenses	354	474	1,504	1,690
Gathering, processing, and transmission	106	104	424	432
Purchased oil and gas costs	108	382	1,070	1,047
Taxes other than income	50	65	229	270
Exploration	36	65	131	313
General and administrative	91	102	350	372
Transaction, reorganization, and separation	36	12	102	168
Depreciation, depletion, and amortization:
Oil and gas property and equipment	559	646	2,275	2,235
Other assets	7	7	29	31
Asset retirement obligation accretion	40	36	158	148
Impairments	44	18	44	1,129
Financing costs, net	58	91	113	367
	1,489	2,002	6,429	8,202
NET INCOME BEFORE INCOME TAXES	489	500	2,791	1,535
Current income tax provision	101	308	739	1,153
Deferred income tax provision (benefit)	57	(233)	360	(736)
NET INCOME INCLUDING NONCONTROLLING INTERESTS	331	425	1,692	1,118
Net income attributable to noncontrolling interest	52	71	258	314
NET INCOME ATTRIBUTABLE TO COMMON STOCK	$279	$354	$1,434	$804

NET INCOME PER COMMON SHARE:
Basic	$0.79	$0.96	$3.99	$2.28
Diluted	$0.79	$0.96	$3.99	$2.27
WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	355	369	359	353
Diluted	355	369	359	353

DIVIDENDS DECLARED PER COMMON SHARE	$0.25	$0.25	$1.00	$1.00

APA CORPORATION
PRODUCTION INFORMATION

	For the Quarter Ended			% Change		For the Year Ended
	December 31,	September 30,	December 31,	4Q25 to 3Q25	4Q25 to 4Q24	December 31,	December 31,
	2025	2025	2024			2025	2024
OIL VOLUME - Barrels per day
United States	132,001	121,225	147,573	9%	(11)%	125,526	128,531
Egypt (1,2)	88,952	89,493	89,927	(1)%	(1)%	87,719	89,027
North Sea	22,744	23,518	27,683	(3)%	(18)%	24,186	26,340
Total (1)	243,697	234,236	265,183	4%	(8)%	237,431	243,898
NATURAL GAS VOLUME - Mcf per day
United States	442,086	523,271	511,587	(16)%	(14)%	514,502	483,446
Egypt (1, 2)	365,216	374,236	300,118	(2)%	22%	350,774	291,011
North Sea	29,763	34,712	36,842	(14)%	(19)%	31,318	39,986
Total (1)	837,065	932,219	848,547	(10)%	-1%	896,594	814,443
NGL VOLUME - Barrels per day
United States	75,370	72,709	80,390	4%	(6)%	76,264	73,877
North Sea	1,190	1,501	1,311	(21)%	(9)%	1,256	1,201
Total (1)	76,560	74,210	81,701	3%	(6)%	77,520	75,078
BOE per day
United States	281,051	281,145	313,227	—%	(10)%	287,539	282,983
Egypt (1, 2)	149,821	151,866	139,947	(1)%	7%	146,182	137,529
North Sea	28,895	30,804	35,134	(6)%	(18)%	30,662	34,204
Total (1)	459,767	463,815	488,308	(1)%	(6)%	464,383	454,716

Total excluding noncontrolling interests	409,772	413,144	441,618	(1)%	(7)%	415,610	408,838

(1) Includes net production volumes attributed to our noncontrolling partner in Egypt below:

Oil (b/d)	29,683	29,860	30,002	29,267	29,698
Gas (Mcf/d)	121,872	124,867	100,127	117,035	97,078
BOE per day	49,995	50,671	46,690	48,773	45,878

(2) Egypt Gross Production:

Oil (b/d)	125,262	124,944	134,504	125,511	137,150
Gas (Mcf/d)	500,593	508,346	438,052	486,462	443,551
BOE per day	208,694	209,668	207,513	206,588	211,075

APA CORPORATION
ADJUSTED PRODUCTION INFORMATION

Adjusted production excludes certain items that management believes affect the comparability of operating results for the periods presented. Adjusted production excludes production attributable to 1) noncontrolling interest in Egypt and 2) Egypt tax barrels. Management uses adjusted production to evaluate the company’s operational trends and performance and believes it is useful to investors and other third parties.

	For the Quarter Ended			% Change		For the Year Ended
	December 31,	September 30,	December 31,	4Q25 to 3Q25	4Q25 to 4Q24	December 31,	December 31,
	2025	2025	2024			2025	2024
OIL VOLUME - Barrels per day
United States	132,001	121,225	147,573	9%	(11)%	125,526	128,531
Egypt	45,863	44,269	45,017	4%	2%	44,071	43,817
North Sea	22,744	23,518	27,683	(3)%	(18)%	24,186	26,340
Total	200,608	189,012	220,273	6%	(9)%	193,783	198,688

NATURAL GAS VOLUME - Mcf per day
United States	442,086	523,271	511,587	(16)%	(14)%	514,502	483,446
Egypt	187,859	184,642	149,816	2%	25%	175,908	142,363
North Sea	29,763	34,712	36,842	(14)%	(19)%	31,318	39,986
Total	659,708	742,625	698,245	(11)%	(6)%	721,728	665,795

NGL VOLUME - Barrels per day
United States	75,370	72,709	80,390	4%	(6)%	76,264	73,877
North Sea	1,190	1,501	1,311	(21)%	(9)%	1,256	1,201
Total	76,560	74,210	81,701	3%	(6)%	77,520	75,078

BOE per day
United States	281,051	281,145	313,227	—%	(10)%	287,539	282,983
Egypt	77,173	75,043	69,986	3%	10%	73,389	67,544
North Sea	28,895	30,804	35,134	(6)%	(18)%	30,662	34,204
Total	387,119	386,992	418,347	—%	(7)%	391,590	384,731

APA CORPORATION
PRICE INFORMATION

	For the Quarter Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2025	2025	2024	2025	2024
AVERAGE OIL PRICE PER BARREL
United States	$59.97	$66.03	$70.38	$65.71	$75.92
Egypt	62.11	68.63	74.54	67.97	80.41
North Sea	63.18	69.78	75.42	69.31	80.74
Total	61.03	67.43	72.42	66.92	78.08

AVERAGE NATURAL GAS PRICE PER MCF
United States	$0.15	$0.71	$1.01	$1.02	$0.71
Egypt	3.89	3.75	2.97	3.59	2.94
North Sea	10.26	11.06	14.40	12.03	10.84
Total	2.10	2.25	2.20	2.36	1.97

AVERAGE NGL PRICE PER BARREL
United States	$20.43	$20.11	$24.52	$22.13	$22.83
North Sea	40.64	40.42	50.65	43.59	47.59
Total	20.95	20.65	25.08	22.71	23.37

APA CORPORATION
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)
(In millions)

SUMMARY EXPLORATION EXPENSE INFORMATION
	For the Quarter Ended		For the Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Unproved leasehold impairments	$2	$24	$2	$35
Dry hole expense	20	29	67	201
Geological and geophysical expense	1	—	8	21
Exploration overhead and other	13	12	54	56
	$36	$65	$131	$313

SUMMARY STOCK-SETTLED AND CASH-SETTLED EQUITY COMPENSATION INFORMATION
	For the Quarter Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,
	2025	2025	2024	2025	2024
Stock-settled and cash-settled compensation expensed:
Lease operating expenses	$5	$11	$1	$26	$16
Exploration	1	3	1	7	4
General and administrative	12	37	11	74	29
Total stock-settled and cash-settled compensation expensed	18	51	13	107	49
Stock-settled and cash-settled compensation capitalized	3	6	1	15	9
Total stock-settled and cash-settled compensation costs	$21	$57	$14	$122	$58

APA CORPORATION
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)
(In millions)

SUMMARY CASH FLOW INFORMATION
	For the Quarter Ended		For the Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Net cash provided by operating activities	$808	$1,036	$4,545	$3,620
Additions to oil and gas property	(584)	(698)	(2,740)	(2,851)
Leasehold and property acquisitions	(6)	4	(26)	(60)
Proceeds from asset divestitures	21	885	611	1,609
Proceeds from sale of Kinetik shares	—	—	—	428
Other, net	(3)	(108)	2	(50)
Net cash provided by (used in) investing activities	$(572)	$83	$(2,153)	$(924)
Payments on commercial paper and revolving credit facilities, net	—	(230)	(333)	(40)
Proceeds from term loan facility	—	—	—	1,500
Payments on term loan facility	—	(100)	(900)	(600)
Payment on Callon Credit Agreement	—	—	—	(472)
Fixed-rate debt borrowings	—	—	846	—
Payments on fixed-rate debt	—	—	(1,016)	(1,641)
Distributions to noncontrolling interest	(40)	(35)	(430)	(268)
Treasury stock activity, net	(65)	(100)	(280)	(246)
Dividends paid to APA common stockholders	(89)	(93)	(360)	(353)
Other, net	(1)	—	(28)	(38)
Net cash used in financing activities	$(195)	$(558)	$(2,501)	$(2,158)

SUMMARY BALANCE SHEET INFORMATION
	December 31,	December 31,
	2025	2024
Cash and cash equivalents	$516	$625
Other current assets	1,605	2,779
Property and equipment, net	12,748	12,646
Decommissioning security for sold Gulf of America properties	21	21
Other assets	2,871	3,319
Total assets	$17,761	$19,390

Current debt	$213	$53
Current liabilities	2,358	2,902
Long-term debt	4,280	5,991
Decommissioning contingency for sold Gulf of America properties	782	929
Deferred credits and other noncurrent liabilities	3,125	3,153
APA shareholders’ equity	6,093	5,280
Noncontrolling interest	910	1,082
Total Liabilities and equity	$17,761	$19,390

Common shares outstanding at end of period	353	365

APA CORPORATION
NON-GAAP FINANCIAL MEASURES
(In millions)

Reconciliation of Costs incurred to Upstream capital investment

Management believes the presentation of upstream capital investments is useful for investors to assess APA’s expenditures related to our upstream capital activity. We define capital investments as costs incurred for oil and gas activities, adjusted to exclude property and leasehold acquisitions, asset retirement additions and revisions, capitalized interest, and certain exploration expenses. Upstream capital expenditures attributable to a one-third noncontrolling interest in Egypt are also excluded. Management believes this provides a more accurate reflection of APA’s cash expenditures related to upstream capital activity and is consistent with how we plan our capital budget.

	For the Quarter Ended		For the Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Costs incurred in oil and gas property:
Asset and leasehold acquisitions	$7	$10	$33	$4,564
Exploration and development	647	752	2,824	3,298
Total Costs incurred in oil and gas property	$654	$762	$2,857	$7,862

Reconciliation of Costs incurred to Upstream capital investment:
Total Costs incurred in oil and gas property	$654	$762	$2,857	$7,862
Asset and leasehold acquisitions	(7)	(10)	(33)	(4,564)
Asset retirement obligations incurred - oil and gas property	(117)	(106)	(135)	(316)
Capitalized interest	(13)	(7)	(45)	(29)
Exploration seismic and administration costs	(14)	(12)	(62)	(77)
Upstream capital investment including noncontrolling interest - Egypt	$503	$627	$2,582	$2,876
Less noncontrolling interest - Egypt	(69)	(59)	(248)	(253)
Total Upstream capital investment	$434	$568	$2,334	$2,623

Reconciliation of Net cash provided by operating activities to Cash flows from operations before changes in operating assets and liabilities and Free cash flow

Cash flows from operations before changes in operating assets and liabilities and free cash flow are non-GAAP financial measures. APA uses these measures internally and provides this information because management believes it is useful in evaluating the company’s ability to generate cash to internally fund exploration and development activities, fund dividend programs, and service debt, as well as to compare our results from period to period. We believe these measures are also used by research analysts and investors to value and compare oil and gas exploration and production companies and are frequently included in published research reports when providing investment recommendations. Cash flows from operations before changes in operating assets and liabilities and free cash flow are additional measures of liquidity but are not measures of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing, or financing activities. Additionally, this presentation of free cash flow may not be comparable to similar measures presented by other companies in our industry.

	For the Quarter Ended		For the Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Net cash provided by operating activities	$808	$1,036	$4,545	$3,620
Changes in operating assets and liabilities	224	107	(292)	535
Cash flows from operations before changes in operating assets and liabilities	$1,032	$1,143	$4,253	$4,155
Adjustments to free cash flow:
Upstream capital investment including noncontrolling interest - Egypt	(503)	(627)	(2,582)	(2,876)
Abandonment and decommissioning spend	(54)	(49)	(176)	(135)
Leasehold acquisition and other	(10)	(12)	(41)	(35)
Distributions to Sinopec noncontrolling interest	(40)	(35)	(430)	(268)
Free cash flow	$425	$420	$1,024	$841

APA CORPORATION
NON-GAAP FINANCIAL MEASURES
(In millions)

Reconciliation of Net cash provided by operating activities to Adjusted EBITDAX

Management believes EBITDAX, or earnings before income tax expense, interest expense, depreciation, amortization and exploration expense is a widely accepted financial indicator, and useful for investors, to assess a company’s ability to incur and service debt, fund capital expenditures, and make distributions to shareholders. We define adjusted EBITDAX, a non-GAAP financial measure, as EBITDAX adjusted for certain items presented in the accompanying reconciliation. Management uses adjusted EBITDAX to evaluate our ability to fund our capital expenditures, debt services and other operational requirements and to compare our results from period to period by eliminating the impact of certain items that management does not consider to be representative of the Company’s on-going operations. Management also believes adjusted EBITDAX facilitates investors and analysts in evaluating and comparing EBITDAX from period to period by eliminating differences caused by the existence and timing of certain operating expenses that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted EBITDAX may not be comparable to similar measures of other companies in our industry.

	For the Quarter Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,
	2025	2025	2024	2025	2024
Net cash provided by operating activities	$808	$1,460	$1,036	$4,545	$3,620
Adjustments:
Exploration seismic and administrative costs	14	18	12	62	77
Current income tax provision	101	100	308	739	1,153
Other adjustments to reconcile net income to net cash provided by operating activities	(11)	(28)	(16)	(57)	(2)
Changes in operating assets and liabilities	224	(271)	107	(292)	535
Financing costs, net (excludes gain on extinguishment of debt)	58	48	91	260	367
Transaction, reorganization & separation costs	36	18	12	102	168
Adjusted EBITDAX (Non-GAAP)	$1,230	$1,345	$1,550	$5,359	$5,918

Reconciliation of debt to net debt

Net debt, or outstanding debt obligations less cash and cash equivalents, is a non-GAAP financial measure. Management uses net debt as a measure of the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand.

	December 31,	September 30,	June 30,	March 31,
	2025	2025	2025	2025
Current debt	$213	$213	$263	$131
Long-term debt	4,280	4,275	4,288	5,237
Total debt	4,493	4,488	4,551	5,368
Cash and cash equivalents	516	475	107	67
Net Debt	$3,977	$4,013	$4,444	$5,301

APA CORPORATION
STATEMENT OF CONSOLIDATED OPERATIONS
(In millions, except per share data)

Reconciliation of Income attributable to common stock to Adjusted earnings

Our presentation of adjusted earnings and adjusted earnings per share are non-GAAP measures because they exclude the effect of certain items included in Income Attributable to Common Stock. Management believes that adjusted earnings and adjusted earnings per share provides relevant and useful information, which is widely used by analysts, investors and competitors in our industry as well as by our management in assessing the Company’s operational trends and comparability of results to our peers.

Management uses adjusted earnings and adjusted earnings per share to evaluate our operating and financial performance because it eliminates the impact of certain items that management does not consider to be representative of the Company’s on-going business operations. As a performance measure, adjusted earnings may be useful to investors in facilitating comparisons to others in the Company’s industry because certain items can vary substantially in the oil and gas industry from company to company depending upon accounting methods, book value of assets, capital structure and asset sales and other divestitures, among other factors. Management believes excluding these items facilitates investors and analysts in evaluating and comparing the underlying operating and financial performance of our business from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted earnings and adjusted earnings per share may not be comparable to similar measures of other companies in our industry.

	For the Quarter Ended				For the Quarter Ended
	December 31, 2025				December 31, 2024
	Before	Tax	After	Diluted	Before	Tax	After	Diluted
	Tax	Impact	Tax	EPS	Tax	Impact	Tax	EPS
Net income including noncontrolling interests (GAAP)	$489	$(158)	$331	$0.94	$500	$(75)	$425	$1.15
Income attributable to noncontrolling interests	100	(48)	52	0.15	129	(58)	71	0.19
Net income attributable to common stock	389	(110)	279	0.79	371	(17)	354	0.96
Adjustments: *
Asset and unproved leasehold impairments	46	(10)	36	0.10	42	(16)	26	0.07
Noncontrolling interest & tax barrel impact on Egypt adjustments	(6)	—	(6)	(0.02)	—	—	—	—
Valuation allowance and EPL revaluation	—	31	31	0.09	—	(11)	(11)	(0.03)
Other tax adjustments	—	—	—	—	—	(224)	(224)	(0.61)
Unrealized derivative instrument (gains) losses	37	(8)	29	0.08	(10)	2	(8)	(0.02)
(Gains) losses on previously sold Gulf of America properties	(60)	13	(47)	(0.13)	190	(42)	148	0.40
Transaction, reorganization & separation costs	36	(22)	14	0.04	12	(3)	9	0.03
Gain on divestitures, net	(16)	4	(12)	(0.04)	(5)	1	(4)	(0.01)
Adjusted earnings (Non-GAAP)	$426	$(102)	$324	$0.91	$600	$(310)	$290	$0.79

	For the Year Ended				For the Year Ended
	December 31, 2025				December 31, 2024
	Before	Tax	After	Diluted	Before	Tax	After	Diluted
	Tax	Impact	Tax	EPS	Tax	Impact	Tax	EPS
Net income including noncontrolling interests (GAAP)	$2,791	$(1,099)	$1,692	$4.71	$1,535	$(417)	$1,118	$3.16
Income attributable to noncontrolling interests	475	(217)	258	0.72	570	(256)	314	0.89
Net income attributable to common stock	2,316	(882)	1,434	3.99	965	(161)	804	2.27
Adjustments: *
Asset and unproved leasehold impairments	46	(10)	36	0.10	1,164	(558)	606	1.71
Noncontrolling interest & tax barrel impact on Egypt adjustments	(6)	—	(6)	(0.02)	—	—	—	—
Valuation allowance and EPL revaluation	—	162	162	0.45	—	5	5	0.02
Other tax adjustments	—	—	—	—	—	(224)	(224)	(0.63)
Gain on extinguishment of debt	(147)	32	(115)	(0.32)	—	—	—	—
Unrealized derivative instrument losses	77	(17)	60	0.17	8	(2)	6	0.02
(Gains) losses on previously sold Gulf of America properties	(60)	13	(47)	(0.13)	273	(60)	213	0.60
Kinetik equity investment mark-to-market loss	—	—	—	—	9	—	9	0.03
Transaction, reorganization & separation costs	102	(38)	64	0.18	168	(30)	138	0.39
Gain on divestitures, net	(301)	67	(234)	(0.65)	(289)	63	(226)	(0.64)
Adjusted Earnings (Non-GAAP)	$2,027	$(673)	$1,354	$3.77	$2,298	$(967)	$1,331	$3.77
*The income tax effect of the reconciling items are calculated based on the statutory rate of the jurisdiction in which the discrete item resides.

APA CORPORATION
OIL & GAS RESERVES INFORMATION
For the Year Ended December 31, 2025

OIL (Mbbl)
	U.S.	Egypt (1)	North Sea	Suriname	Total (1)
Balance - Dec 31, 2024	292,027	103,611	30,436	73,637	499,711
Extensions and Discoveries	39,804	17,646	—	—	57,450
Purchases	—	—	—	—	—
Revisions	24,942	20,088	528	152	45,710
Production	(45,817)	(32,017)	(8,828)	—	(86,662)
Sales	(7,577)	—	—	—	(7,577)
Balance - Dec 31, 2025	303,379	109,328	22,136	73,789	508,632

NGL’s (Mbbl)
	U.S.	Egypt (1)	North Sea	Suriname	Total (1)
Balance - Dec 31, 2024	208,197	—	744	—	208,941
Extensions and Discoveries	16,232	—	—	—	16,232
Purchases	—	—	—	—	—
Revisions	47,852	—	614	—	48,466
Production	(27,836)	—	(459)	—	(28,295)
Sales	(5,317)	—	—	—	(5,317)
Balance - Dec 31, 2025	239,128	—	899	—	240,027

GAS (MMcf)
	U.S.	Egypt (1)	North Sea	Suriname	Total (1)
Balance - Dec 31, 2024	1,174,235	360,404	28,028	—	1,562,667
Extensions and Discoveries	95,264	65,514	—	—	160,778
Purchases	—	—	—	—	—
Revisions	386,166	101,230	(3,856)	—	483,540
Production	(187,793)	(128,033)	(11,431)	—	(327,257)
Sales	(34,377)	—	—	—	(34,377)
Balance - Dec 31, 2025	1,433,495	399,115	12,741	—	1,845,351

TOTAL BOE (Mboe)
	U.S.	Egypt (1)	North Sea	Suriname	Total (1)
Balance - Dec 31, 2024	695,930	163,678	35,852	73,637	969,097
Extensions and Discoveries	71,913	28,565	—	—	100,478
Purchases	—	—	—	—	—
Revisions	137,155	36,960	499	152	174,766
Production	(104,952)	(53,356)	(11,192)	—	(169,500)
Sales	(18,624)	—	—	—	(18,624)
Balance - Dec 31, 2025	781,422	175,847	25,159	73,789	1,056,217

Proved developed reserves:
Oil (Mbbls)	182,300	101,750	22,136	—	306,186
NGL’s (Mbbls)	180,690	—	899	—	181,589
Gas (Mboe)	182,565	61,889	2,124	—	246,578
Balance - Dec 31, 2025 (Mboe)	545,555	163,639	25,159	—	734,353

(1)    Includes reserves attributable to noncontrolling interest in Egypt.